Exhibit 3.1

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “NEUROCRINE BIOSCIENCES, INC”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF MARCH, A.D. 1996, AT 4:15 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
2604831 8100	AUTHENTICATION: 8136192
100775839	DATE: 07-27-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:15 PM 03/20/1996 960081385—2604831

CERTIFICATE OF INCORPORATION

OF

NEUROCRINE BIOSCIENCES, INC.

ARTICLE I

The name of the corporation is Neurocrine Biosciences, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the Corporation is authorized to issue is 55,000,000 shares. The number of shares of Common Stock authorized is 50,000,000. The number of shares of Preferred authorized is 5,000,000.

The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the board of directors (authority to do so being hereby expressly vested in the board). The board of directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

The authority of the board of directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix:

(a) the distinctive designation of such class or series and the number of shares to constitute such class or series;

(b) the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

(c) the right or obligation, if any, of the corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

(d) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(e) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(f) the obligation, if any, of the corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

(g) voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

(h) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

(i) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the board of directors of the corporation, acting in accordance with this Certificate of Incorporation, may deem advisable and are not inconsistent with law and the provisions of this Certificate of Incorporation.

ARTICLE V

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

ARTICLE VI

The Corporation is to have perpetual existence.

ARTICLE VII

1. Limitation of Liability. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

2. Indemnification. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the Corporation, or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

3. Amendments. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

ARTICLE VIII

In the event any shares of Preferred Stock shall be redeemed or converted pursuant to the terms hereof, the shares so converted or redeemed shall not revert to the status of authorized but unissued shares, but instead shall be canceled and shall not be re-issuable by the Corporation.

ARTICLE IX

Holders of stock of any class or series of this corporation shall not be entitled to cumulate their votes for the election of directors or any other matter submitted to a vote of the stockholders, unless such cumulative voting is required pursuant to Sections 2115 and/or 301.5 of the California Corporations Code, in which event each such holder shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and the holder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as such holder may see fit, so long as the name of the candidate for director shall have been placed in nomination prior to the voting and the stockholder, or any other holder of the same class or series of stock, has given notice at the meeting prior to the voting of the intention to cumulate votes.

ARTICLE X

1. Number of Directors. The number of directors which constitutes the whole Board of Directors of the corporation shall be designated in the Bylaws of the corporation. The directors shall be divided into three classes with the term of office of the first class (Class I) to expire at the annual meeting of stockholders held in 1997; the term of office of the second class (Class II) to expire at the annual meeting of stockholders held in 1998; the term of office of the third class (Class III) to expire at the annual meeting of stockholders held in 1999; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election.

2. Election of Directors. Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

ARTICLE XI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the corporation.

ARTICLE XII

The affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the then outstanding voting securities of the corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Article IX, Article X or Article XII of this Certificate of Incorporation or Sections 2.3, 2.4, 2.5 or 3.2 of the Corporation’s Bylaws.

ARTICLE XIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE XIV

The name and mailing address of the incorporator is:

Richard S. Arnold, Jr.

Wilson, Sonsini, Goodrich & Rosati

650 Page Mill Road

Palo Alto, California 94304-1050

*    *    *

The undersigned incorporator hereby acknowledges that the above Certificate of Incorporation of Neurocrine Biosciences, Inc. is his act and deed and that the facts stated therein are true.

/s/ Richard S. Arnold, Jr.
Richard S. Arnold, Jr.

Dated: March 20, 1996

CHARLES BACLET AND ASSOCIATES, INC.

FILING REPORT
REPORT DATE:	July 20, 2006
JOB NUMBER:	63571
CLIENT REF. #:	027564-0000

SUBJECT NAME:	Neurocrine Biosciences, Inc.

JURISDICTION:	Secretary of State, Delaware

FILING INFORMATION	File Date	File Number

Type of Filing:

Certificate of Amendment	07/20/2006	2604831

Please see attached Certified Copy.***

PLEASE NOTE: “CBA” has made every possible effort to acquire accurate information from the records searched. We guarantee the information to be as accurate as REASONABLE CARE can make it. Therefore, the ultimate responsibility for the accuracy of maintaining files remains with the State agency from which the information was obtained and we accept NO LIABILITY beyond the exercise of REASONABLE CARE in obtaining the above information.

2030 Main Street, Suite 1030 • Irvine, California 92614 • Phone: (949) 955-9585 • (800) 562-6439 • Fax (800) 562-650

Internet Address: cbainfo@cbaclet.com

Delaware	PAGE 1

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “NEUROCRINE BIOSCIENCES, INC.”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF JULY, A.D. 2006, AT 2:24 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
260483 18100	AUTHENTICATION: 4915183
060686818	DATE: 07-20-06

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:24 PM 07/20/2006
FILED 02:24 PM 07/20/2006
SRV 060686818—2604831 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NEUROCRINE BIOSCIENCES, INC.

NEUROCRINE BIOSCIENCES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, by action taken at a duly noticed meeting, adopted a resolution proposing and declaring advisable that the first paragraph of Article IV of the Certificate of lncorporation of the Corporation be amended to read in its entirety as follows:

“The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the Corporation is authorized to issue is 115,000,000. The number of shares of Common Stock authorized is 110,000,000. The number of shares of Preferred Stock authorized is 5,000,000.”

SECOND: That pursuant to resolutions of its Board of Directors, the amendment proposed was considered at the next annual—meeting of the stockholders of the Corporation. Such meeting was duly called and held upon notice in accordance with Section 222 of the Delaware General Corporation Law at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That the aforesaid amendment has been duly adopted in accordance with the applicable provisions of Sections 242 and 222 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 20th day of July, 2006.

By:	/s/ Margaret E. Valeur-Jensen
Margaret E. Valeur-Jensen
Executive Vice President, Secretary and
General Counsel